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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 11, 2007

                               ARMOR ELECTRIC INC.
                               -------------------
               (Exact name of registrant as specified in charter)

              FLORIDA                   000-32249            65-0853784
              --------                  ---------            ----------
  (State or other jurisdiction         (Commission         (IRS Employer
         of incorporation)             File Number)      Identification No.)

   201 LOMAS SANTA FE, SUITE #420, SOLANA BEACH, CA               92075
   ------------------------------------------------               -----
        (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code (858) 720-0123

      (Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 2.   FINANCIAL INFORMATION

ITEM 2.04 Triggering Events That Accelerate Or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

      On September 11, 2007 the Company received a notice of default from counsel for Jack Zemer, trustee of the Zemer Living Trust ("Zemer") and Samuel Karp, trustee of the Kachay Defined Benefit Pension Plan ("Karp"), relating to alleged defaults under Secured Convertible Debentures, dated April 26, 2006, issued by the Company to Karp and Zemer, as well as an alleged default under a Registration Rights Agreement among the Company, Karp, Zemer and other holders of Convertible Debentures. The notice alleges that the Company has defaulted under the Convertible Debentures and the Registration Rights Agreement due to the failure of the Company to cause a Registration Statement covering the securities issuable upon conversion of the Convertible Debentures to become effective by the dates specified therein. The notice purports to accelerate the indebtedness represented by the Convertible Debentures, and seeks various penalties, late fees and costs. The aggregate original principal amount of the two Convertible Debentures was $222,795.08.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ARMOR ELECTRIC INC.

Date:  September 27, 2007                    /s/ Merrill Moses
                                             -----------------
                                             Merrill Moses, President